UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2024

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 13, 2024, Karyopharm Therapeutics Inc. (the “Company”) closed its previously announced exchange of approximately $148.0 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2025 for (i) approximately $111.0 million aggregate principal amount of the Company’s new secured 6.00% Convertible Senior Notes due 2029 and (ii) warrants to purchase up to approximately 46.0 million shares of the Company’s common stock, par value $0.0001 per share.

The representations, warranties and covenants contained in the various agreements and other documents included as exhibits herewith were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, these agreements and documents are only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and such agreements and documents should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including form of Note) with respect to the Company’s 6.00% Convertible Senior Notes due 2029, dated May 13, 2024, between the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

4.2	Form of Warrant to Purchase Common Stock.

10.1	Credit Agreement, dated as of May 8, 2024, between the Company, the guarantors party thereto, the lenders party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

10.2	Form of Exchange Agreement, dated May 8, 2024, by and among the Company and the other parties thereto.

10.3	Form of Registration Rights Agreement, dated May 13, 2024, by and among the Company and the other parties thereto.

10.4	Second Omnibus Amendment to Transaction Documents, dated May 8, 2024, between the Company, the investors party thereto, HealthCare Royalty Management, LLC, HCR Collateral Management LLC, and HCR Karyopharm SPV, LLC.

104	Cover Page Interactive Data File (embedded within the IXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2024

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary